TuHURA Biosciences Reports Fourth Quarter and Full Year 2025 Financial Results and Provides a Corporate Update

TAMPA, Fla., Apr. 01, 2026 -- TuHURA Biosciences, Inc. (NASDAQ:HURA) (“TuHURA” or the “Company”), a Phase 3 immuno-oncology company developing novel therapeutics to overcome resistance to cancer immunotherapy, today reported financial results for the Company's fourth quarter and full year ended December 31, 2025, and provided a corporate update.

“2025 was a strong year of executing upon our goals, and we continue to move all our programs forward this year. As we progress our clinical development pipeline, we have strategically strengthened our clinical and drug development expertise with Craig Tendler, M.D., providing the strategic and operational services consistent with those of a Chief Medical Officer to oversee clinical development strategy and operations of the company’s pipeline, including our VISTA inhibiting antibody, TBS-2025,” said Dr. James Bianco, President and CEO of TuHURA Biosciences. “Craig brings a depth of experience that is invaluable to us as we look forward to several targeted key milestones in our VISTA program this year. Our IFx-2.0 Phase 3 study in front-line Merkel Cell Carcinoma (MCC) continues to enroll, and we now anticipate completing enrollment in mid-2027. Additionally, we continue to make important advancements toward preclinical proof-of-concept in our first-in-class immune modulating antibody drug conjugates (ADC) program and anticipate presenting new data at a scientific conference later this year.”

Dr. Bianco continued, “We are grateful to have the unwavering support of our shareholders, who are committed to supporting our programs and realizing the potentially meaningful opportunity each one addresses.”

Corporate Highlights

•
Initiated a randomized Phase 3 Accelerated Approval Trial for IFx-2.0 in first line treatment of patients with advanced or metastatic Merkel Cell Carcinoma (MCC) as adjunctive therapy to Keytruda® (pembrolizumab). Phase 3 study trial being conducted under a Special Protocol Assessment (SPA) agreement with U.S. Food and Drug Administration (FDA). Primary endpoint of Overall Response Rate (ORR) qualifies for accelerated approval process. Key secondary endpoint of Progression Free Survival (PFS) may satisfy the requirement for a post confirmatory trial, converting accelerated approval to regular approval.

•
Initiated Phase 1b/2a Study of IFx-2.0 as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for metastatic Merkel Cell Carcinoma of Unknown Primary Origin (MCCUP). Trial designed to evaluate the safety and feasibility of IFx-Hu2.0 in combination with Keytruda® when administered via Interventional Radiology (IR) in patients with deep- seated tumors without associated cutaneous tumors.

•
Closed acquisition of Kineta gaining rights to TBS-2025, a novel VISTA inhibiting antibody, for $10.5 million.

•
Raised gross proceeds of $21.2 million in registered direct offerings and private placements

•
Presented data demonstrating the Delta Opioid Receptor (DOR) as a new target in overcoming acquired resistance to immune checkpoint inhibitors at ASH. Selected for Oral Presentation by the Scientific Committee of American Society of Hematology new scientific evidence that DOR is expressed on tumor-associated Myeloid-Derived Suppressor Cells (MDSCs), and its inhibition decreases immune suppressing capabilities of MDSCs by downregulating expression of multiple genes associated with MDSC induced immunosuppression. Data also presented in the poster session demonstrated that the DOR is also expressed on tumor associated macrophages (TAMs) and DOR inhibition appears to reverse TAM mediated T cell suppression with the potential to overcome resistance to checkpoint inhibitors and other cancer immunotherapies.

Upcoming Targeted Milestones by Program

IFx-2.0 (Innate immune agonist)

•
1H 2026: Anticipate Orphan Drug Designation for IFx-2.0 in MCC
•
2H 2026: Anticipate preliminary data from the Phase1b/2a study of IFx-2.0 as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for metastatic Merkel Cell Carcinoma of Unknown Primary Origin (MCCUP)
•
2H 2027: Anticipate topline results from the Phase 3 accelerated approval trial of IFx-2.0 as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for advanced or metastatic MCC

TBS-2025 (VISTA inhibiting antibody)

•
June 2026: Meeting with the FDA to discuss the development plan for TBS-2025 in NPM1 mut r/r AML

•
2H 2026: Anticipate initiation of Phase 1b/2 trial of VISTA in NPM1 mut r/r AML

Lead ADC Selection

•
1H 2026: Select lead ADC in AML
•
2H 2026: Expect to initiate ADC in vivo proof of concept (POC) studies
•
2H 2026: Anticipate POC data in humanized model of AML
•
2H 2026: Presentations at key scientific meetings

Summary of Financial Results for the Full Year 2025

Cash and cash equivalents of $3.6 million at December 31, 2025, with an additional $7.5 million received in Q1 2026 from the 2025 registered direct offering. As of December 31, 2025, TuHURA's total shares outstanding were approximately 52.9 million.

Research and development expenses were $20.5 million and $13.3 million for the 12 months ended December 31, 2025, and 2024, respectively. On a pro forma basis, which includes a full year of Kineta research and development, these expenses were $22.1 million and $18.7 million for the 12 months ended December 31, 2025, and 2024, respectively.

General and administrative (G&A) expenses were $7.6 million and $3.9 million for the 12 months ended December 31, 2025, and 2024, respectively.

Net cash outflows from operating activities were ($27.7) million and ($14.7) million for the 12 months ended December 31, 2025, and 2024, respectively.

Net cash flows from financing activities were $19.9 million and $29.7 million for the 12 months ended December 31, 2025, and 2024, respectively.

About TuHURA Biosciences, Inc.

TuHURA Biosciences, Inc. (Nasdaq: HURA) is a Phase 3 immuno-oncology company developing novel technologies to overcome primary and acquired resistance to cancer immunotherapy, two of the most common reasons cancer immunotherapies fail to work or stop working in the majority of patients with cancer.

TuHURA’s lead innate immune agonist, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA has initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to

Keytruda® (pembrolizumab) compared to Keytruda® plus placebo in first-line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune agonist product candidates, TuHURA acquired TBS-2025 in its merger with Kineta Inc. on June 30, 2025. TBS-2025 is a VISTA inhibiting mAb moving into Phase 2 development in mutNPM1 r/r AML.

In addition, TuHURA is leveraging its Delta Opioid Receptor technology to develop first-in-class, bi-specific antibody drug conjugates targeting Myeloid Derived Suppressor Cells to inhibit their immune-suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit www.tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These Forward-Looking Statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely,” or the negative or plural of these words or similar expressions. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the SEC, which are available on TuHURA’s website and at www.sec.gov.

The forward-looking statements and other information contained in this press release are made as of the date hereof, and TuHURA does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Investor Contact:

Monique Kosse

Gilmartin Group

Monique@GilmartinIR.com